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                                OPTION AGREEMENT




                SELF-HEATING CONTAINER CORPORATION OF CALIFORNIA
                            a California corporation


                              MANHATTAN WEST, INC.
                            a California corporation

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                                OPTION AGREEMENT


     This OPTION AGREEMENT ("Agreement"), is entered into and effective as of July 15, 1996, ("Execution Date") by and between Self-Heating Container Corporation of California, a California corporation ("SHC"or the "Company"), and Manhattan West, Inc., a California corporation ("MWI").

                                    ARTICLE 1

1.   OPTION AGREEMENT

       1.1 GRANT OF OPTION. Execution of this Agreement by both parties and payment of the purchase price of the option shall create a binding agreement whereby SHC shall grant MWI an option (the "Option") to purchase Nineteen Thousand Three Hundred Forty (19,340) common shares of SHC (the "Shares") for the total aggregate price of One Hundred Dollars ($100.00) ("Option Exercise Price"), on the terms and conditions stated herein. MWI has no obligation to exercise the Option.

       1.2 OPTION PURCHASE CONSIDERATION. As consideration for the granting of the Option described herein, MWI shall enter into a consulting agreement with SHC of even date hereof ("Consulting Agreement"), and has paid to SHC the sum of Ten Dollars ($10.00) the receipt and sufficiency of which is hereby acknowledged by SHC.

       1.3 TERM OF OPTION. The term of the Option ("Option Term") shall commence on the Execution Date and unless the Option is exercised, it shall expire at 5:00 p.m. Pacific Time eighteen (18) months from the Execution Date ("Option Exercise Deadline").

       1.4 TERMINATION OF OPTION. If MWI fails to timely exercise the Option as provided for in Section 2.1 herein before the Option Exercise Deadline, the Option granted herein shall immediately terminate, and this Agreement shall have no further force or effect.

                                    ARTICLE 2

2.     CONDITIONS PRECEDENT TO EXERCISE AND RIGHTS OF MWI

       2.1 CONDITIONS PRECEDENT TO EXERCISE OF OPTION. The right of MWI to exercise the Option and acquire any of the Shares is subject to the occurrence of the following conditions precedent prior to or on the Option Exercise
Deadline:

             1) Receipt by SHC of gross proceeds of not less than Three Million Two Hundred Thousand Dollars ($3,200,000.00) from the successful completion of an initial public offering of SHC securities pursuant to a firm commitment underwriting upon such terms and conditions and with an underwriter which are all reasonably acceptable to SHC in its sole discretion; and


       1.4   2)    Delivery to SHC by MWI of written notice of exercise of
the Option; and


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             3)    Payment to SHC by MWI of the Option Exercise Price of One
Cent per share ($193.40); and

             4) Execution of such other documents in connection with the exercise of the Option and issuance of the Shares as may be requested by SHC in its reasonable discretion.

       2.2 RIGHTS OF MWI. Prior to exercise of the Option, MWI shall not, by virtue hereof, be entitled to any rights as a shareholder of SHC, either at law or in equity. The rights of MWI are limited to those expressed in this Option Agreement and are not enforceable against SHC except to the extent set forth herein.

                                    ARTICLE 3

3.     REPRESENTATIONS AND WARRANTIES OF MWI

       3.1 REPRESENTATIONS AND WARRANTIES OF MWI. MWI hereby represents and warrants to, and agrees with, SHC as follows:

             (a) This Option is being acquired for its own account, for investment purposes only and not with a view to the resale or distribution of
any part thereof.   MWI has no present intention of selling, granting any
participation in, or otherwise distributing the Option. MWI by reason of its business or financial experience, or the business or financial experience of its professional advisors who are unaffiliated with and not compensated by SHC, and has the capacity to protect its own interests in connection with entering into the Consulting Agreement and acquisition of the Option. MWI will not sell, hypothecate or otherwise transfer the Option except in accordance with applicable federal and state securities laws.

             (b) Prior to its decision to enter into this Option Agreement, MWI has been furnished with and has carefully reviewed all information regarding SHC deemed material by MWI. In determining whether to enter into the Consulting Agreement and acquire this Option, MWI has relied upon its own judgment and that of its independent advisors.

             (c) Prior to MWI entering into the Consulting Agreement and the acquisition of the Option by MWI, SHC has made available to MWI all documents and information that MWI has requested relating to SHC, and MWI has asked and has received satisfactory answers to all questions MWI has relating to SHC.

             (d) MWI recognizes SHC is a development stage company, that it has an accumulated deficit and a working capital deficit, has not generated any revenue from operations and is not expected to generate any revenue from operations for some time and perhaps for years, and that proposed development expenditures may result in substantial and increasing losses over at least the
next year, and possibly much longer.   MWI understands investment in SHC
involves substantial risk, and MWI has entered into the Consulting Agreement and acquired this Option understanding this level of risk, and MWI can afford the complete loss of its investment.

             (e) MWI has carefully considered all documentation and information provided by SHC, including but not limited to this Option Agreement and all related documents. SHC specifically disclaims any representations regarding the legal, tax, or financial consequences of entering into the Consulting Agreement, and acquisition of and the exercise of this Option, other than the representation this is a high risk transaction.


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             (f)   All information which MWI has provided to SHC concerning MWI and its business and investment experience, and its financial circumstances is correct as of the date set forth therein, and if there should be any material adverse change in such information prior to exercise of the Option, MWI will immediately provide such information to SHC in writing and will promptly send confirmation of such information to SHC.

             (g) MWI's execution, delivery and performance of and under the Consulting Agreement and this Option Agreement and all documents ancillary hereto, and the consummation of the transactions contemplated hereby and thereby have been duly authorized, and MWI is duly authorized to perform the services referenced in the Consulting Agreement, and to execute and deliver this Option Agreement and all other instruments executed and delivered on behalf of MWI in connection with the issuance in its name of this Option. MWI has not been formed for the specific purpose of acquiring the Option.

             (h) MWI is an "Accredited Investor" as that term is defined in Code Federal Regulations Section 230.501(a) (Regulation D) promulgated pursuant to the Securities Act of 1933 (the "Securities Act").

             (i) It never has been represented, guaranteed or warranted by any broker, SHC, any of the officers, directors, shareholders, partners, employees or agents of SHC or its advisors, or any other persons, whether expressly or by implication, that the past performance or experience of the management of SHC, or of any other person, in any way indicates the future results of the ownership of the Option or of SHC's activities.

             (j) MWI acknowledges it understands the meaning and legal consequences of the representations and warranties contained in this Agreement, and MWI hereby agrees SHC and each incorporator, officer, director, employee, agent, legal counsel and controlling person thereof, past, present or future, may rely on each such representations and warranties.

             (k) Neither this Option nor any of MWI's interests herein shall be assignable or transferable by MWI in whole or in part except by operation of law.

             (l) MWI is not purchasing the Option as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar, or any solicitation of a subscription by a person not previously known to MWI.

             (m) MWI's investment in this Option is not material when compared to its total financial capacity.

             (n) The foregoing representations and warranties shall be true and accurate as of the date of the acceptance hereof by SHC and shall survive the execution and delivery of this Option Agreement, the exercise of the Option, and the issuance of the Shares.

             (o) MWI shall indemnify and hold harmless SHC and/or any of its officers, employees, directors, counsel, or control persons of any such entity who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made by MWI to SHC concerning itself or its


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financial position in connection with the Option Agreement, which is not remedied by timely notice to SHC as provided above, against losses, liabilities and expenses for which SHC or any of its respective officers, employees, agents, directors, legal counsel or control persons of any such entity which have not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) as actually and reasonably incurred by such person or entity in connection with such action, suit or proceeding.

             (p) MWI agrees to provide SHC with payment in full by certified funds or wire transfer for the Option Exercise Price, written notice of exercise of the Option, and acknowledges the receipt and acceptance by SHC of such documentation shall be a condition precedent to the exercise of the option and the issuance of the shares of SHC.

             (q) MWI understands the Option and the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from SHC in a transaction not involving a public offering, and under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, MWI acknowledges it is familiar with the Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

             (r) Without in any way limiting the representations set forth above, MWI further agrees not to make any disposition of all or any portion of the Option or the Shares unless and until:

                   (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

                   (ii) (a) MWI shall have notified SHC of the proposed disposition and shall have furnished SHC with a detailed statement of the circumstances surrounding the proposed disposition; and (b) MWI shall have furnished SHC with an opinion of counsel, reasonably satisfactory to SHC and its counsel, that such disposition will not require registration of such Option and/or Shares under the Securities Act.

             (s) It is understood the certificates evidencing the Shares may bear one or all of the following legends:

                   (i) "These securities have not been registered under the Securities Act. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under the Securities Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required.

                   (ii) Any legend required by the laws of the State of California or other jurisdiction, including any legend required by the California Department of Corporations and Section 418 of the California Corporations Code.

             (t) Any legend endorsed on a certificate pursuant to Section (s) hereof shall be removed (i) if the Option and/or Shares represented by such certificate shall have been effectively registered under the Securities Act and any applicable state securities laws, or otherwise have been lawfully sold in a public transaction; (ii) if the Option and/or Shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act; or (iii) if MWI shall have provided SHC with an opinion


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of counsel, in form and substance acceptable to SHC and its counsel from attorneys reasonably acceptable to SHC and its counsel, stating a public sale, transfer, or assignment of the Option and/or Shares may be made without such registration.

                   Any legend endorsed upon a certificate pursuant to Section
(s) hereof shall be removed if SHC receives an order of the appropriate state authority authorizing such removal or if MWI provides SHC with an opinion of counsel, in form and substance acceptable to SHC and its counsel and from attorneys reasonably acceptable to SHC and its counsel, stating that such state legend may be removed.

                   MWI further covenants it will not transfer the Option and/or Shares in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or the rules of the Commission promulgated thereunder, including Rule 144 under the Securities Act. Further, MWI agrees MWI will not transfer any of the Option and/or Shares in a public offering without SHC's prior consent, even if MWI is otherwise permitted to transfer them pursuant to Rule 144(k), and MWI agrees to execute a lock-up agreement with the Company and any underwriter on terms requested by the Company or the Underwriter in connection with a public offering of SHC securities agreeing not to sell, assign, or transfer the Option and/or Shares except in accordance with the lock-up agreement.

                                   ARTICLE  4

4.     COVENANTS REGARDING THE OPTION AND THE SHARES

       4.1 ANTI-DILUTION PROVISIONS. The number and kind of securities purchasable upon the exercise of this Option shall be subject to adjustment from time to time as follows:

             (a) In case SHC shall (i) pay a dividend or make a distribution on the outstanding common shares payable in common shares; (ii) subdivide the outstanding common shares into a greater number of shares; (iii) combine the outstanding common shares into a lesser number of shares; or (iv) issue by reclassification of the common shares any common shares of SHC, MWI shall thereafter be entitled, upon exercise, to receive the number and kind of shares which, if this Option had been exercised immediately prior to the happening of such event, MWI would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification. Such adjustment shall become effective on the day next following the record date of such dividend or distribution or the day upon which such subdivision, combination, or reclassification shall become effective.

             (b) In case SHC shall consolidate or merge into or with another corporation, or in case SHC shall sell or convey to any other person or persons all or substantially all the property of SHC, MWI or its assigns shall thereafter be entitled, upon exercise, to receive the kind and amount of shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of common shares which might have been purchased upon exercise of this Option immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other conversion rights. In any such event, effective provisions shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of MWI as the holder of this Option shall thereafter be made applicable.

             (c) No adjustment in the number of common shares which may be purchased upon exercise of this Option shall be required unless such adjustment would require an increase or decrease of


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more than 1/25 of a share in the number of shares of the common shares which may be so purchased; provided, however, that any adjustment which by reason of this
Section 4 is not required to be made shall be carried forward cumulatively and taken into account in any subsequent calculation. All calculations under this
Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

             (d) In the event that at any time, as a result of an adjustment made pursuant to this Section 4, MWI shall become entitled to receive upon exercise of this Option cash, property, or securities other than shares, then references to shares in this Section 4 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property, or other securities.

             (e) Irrespective of any adjustments in the number or kind of shares purchasable upon exercise of this Option, the form of Options theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Option.

       4.2 OFFICER'S CERTIFICATE. Whenever the number or kind of securities purchasable upon exercise of this Option shall be adjusted as required by the provisions of Section 4, SHC shall forthwith file with its Secretary or Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of kind of securities purchasable upon exercise of this Option determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by MWI, and SHC shall forthwith, after each such adjustment, mail by certified mail a copy of such certificate to MWI.

       4.3 SURVIVAL OF WARRANTIES. The representations and warranties given by MWI in Article 3 and all obligations hereunder to be performed on or before the Option Exercise Deadline, shall survive the Execution Date.

       4.4 RESERVATION AND STATUS OF SHARES. SHC hereby agrees that at all times up to the Option Exercise Deadline, there shall be reserved for issuance and delivery upon exercise of this Option such number of its common shares as shall be required for issuance and delivery upon exercise of this Option, and that such shares, when issued in accordance with the terms of this Option, shall be validly issued, fully paid, and non-assessable.

       4.5 LOSS OF OPTION. Upon receipt by SHC of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Option, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification and (in the case of mutilation) upon surrender and cancellation of this Option, SHC will execute and deliver a new Option, which shall constitute an additional contractual obligation on the part of SHC, wither or not this Option so lost, destroyed, stolen, or mutilated shall be at any time enforceable by anyone.

                                    ARTICLE 5

5.     GENERAL PROVISIONS

       5.1 NOTICE. Notice to either party shall be in writing and either personally delivered or sent by certified mail, postage prepaid, return receipt requested, addressed to the party to be notified at the address specified herein. Any such notice shall be deemed received on the date of personal delivery to the party (or such party's authorized representative) or two (2) business days after deposit with United Parcel Service, Federal Express, DHL, or any other recognized United States overnight carrier.


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SHC'S ADDRESS FOR NOTICE:                    MWI'S ADDRESS FOR NOTICE:
James A. Scudder                             Manhattan West, Inc.
SELF-HEATING CONTAINER CORPORATION           1649 Appian Way, Suite 103
12675 Danielson Court, Suite 701             Santa Monica, CA 90401
Poway, CA 92064                              Attn: Matthew F. Bahr
Facsimile (619) 486-7209

With a copy to:

Fisher Thurber LLP
4225 Executive Square, Suite 1600
La Jolla, CA  92037
Attn: David A. Fisher

Either party may change its address for notice by delivering written notice to the other party as provided herein.

       5.2 HEADINGS. The captions and paragraph headings used in this Agreement are inserted for convenience of reference only and are not intended to define, limit or affect the interpretation or construction of any term or provision hereof.

       5.3 GENDER, NUMBER. As used herein, the singular shall include the plural and the masculine shall include the feminine, wherever the context so requires.

       5.4 EXHIBITS. All exhibits referred to herein are attached hereto and incorporated by reference.

       5.5 COUNTERPARTS. This Option Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       5.6 ENTIRE AGREEMENT. This Agreement, together with all exhibits attached hereto and other agreements expressly referred to herein, constitutes the entire agreement between the parties with respect to the purchase of the Option and the underlying common stock. All prior or contemporaneous agreements, understandings, representations, warranties and statements, oral or written, are superseded.

       5.7 NO OTHER INDUCEMENT. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressed herein.

       5.8 MODIFICATION, WAIVER. No modification, waiver, amendment or discharge of this Agreement shall be valid unless the same is in writing and signed by both MWI and SHC.

       5.9 SEVERABILITY. If any term, provision, covenant or condition of this Option Purchase Agreement and Option Agreement is held to be invalid, void or otherwise unenforceable to any extent by any court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby, and each term, provision, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


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       5.10  TIME.  Time is of the essence of this Agreement.

       5.11 GOVERNING LAW AND VENUE. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California. Any litigation which may be initiated by either party in connection with this Agreement shall take place in the appropriate court located in San Diego County, California.

       5.12 FURTHER ASSURANCES. The parties agree to take such further action and execute such documents and instruments as may reasonably be required in order to more effectively carry out the terms of this Agreement and the intentions of the parties.

       5.13 ATTORNEYS' FEES. If either party commences legal proceedings for any relief against the other party arising out of this Agreement, the successful or prevailing party (including a party who receives substantially the relief sought, whether by voluntary compliance, settlement, dismissal, summary judgment, judgment or otherwise) shall be entitled to recover from the other party its legal costs and expenses, including, but not limited to, reasonable attorneys' fees, expert witness fees and disbursements as determined by the court.

       5.14 PRESUMPTION. This Agreement or any section hereof shall not be construed against any party due to the fact that said Agreement or any section hereof was drafted by said party.

       5.15 FINDERS FEES. Each party hereby represents that it is unaware of any finders fees or commissions which are or might become due in connection with this Option Agreement and the Option Purchase Agreement. Each party agrees to indemnify, hold harmless and defend the other party from and against any obligation or liability to pay any such commission or compensation arising from the act or agreement of the indemnifying party.

IN WITNESS THEREOF, the parties have executed this Agreement as reflected by their following signatures:
                                   SELF-HEATING CONTAINER CORPORATION OF
                                   CALIFORNIA
                                   A CALIFORNIA CORPORATION


                                   BY:     /s/ James A. Scudder
                                           ---------------------------------
                                           JAMES A. SCUDDER
                                   TITLE:  PRESIDENT

                                   MANHATTAN WEST, INC.
                                   A CALIFORNIA CORPORATION


                                   BY:     /s/ David  F. Bahr
                                           ---------------------------------
                                           DAVID BAHR
                                   TITLE:  PRESIDENT


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